Exhibit 10.33

Non-Qualified Stock Option Agreement

For Employees and Consultants

Woodward, Inc., a Delaware corporation (the “Company”), hereby grants Non-Qualified Stock Options (or “options”) to you (the “Participant”) under the Company’s 2017 Omnibus Incentive Plan (the “Plan”) in the amount described in your E*TRADE account for this year’s grant, with reference to the following facts:

A.
Pursuant to the Plan, the Company is authorized to grant options for shares of its Common Stock, to employees, directors and consultants of the Company or any subsidiary in order to attract and retain the best available individuals for positions of substantial responsibility, provide additional incentive to such individuals, and promote the success of the Company's business, as well as to encourage stock ownership by Plan participants, thereby aligning their interests with those of the Company’s stockholders.

B.
The Company desires to grant options to the Participant in accordance with the provisions of this Non-Qualified Stock Option Agreement (the “Agreement”).

C.
Capitalized terms used in this Agreement that are not otherwise defined herein shall have the meanings ascribed to them in the Plan.

Now, Therefore, In Consideration of the foregoing facts, the Company hereby grants the following options:

1.
Grant of Options. The Company hereby grants to the Participant options to purchase shares of Common Stock of the Company at the closing price on the Nasdaq stock market on the date of grant (as described in your E*TRADE account for this year’s grant), subject to the terms hereof and the Plan. The number and kind of shares subject to these options and the purchase price per share are subject to adjustment as provided in the Plan.

Except as otherwise provided below, these options shall expire as of market close on the last trading day before the tenth (10th) anniversary of the grant date (the “expiration of the options”).

2.
Exercise of Options. Subject to the terms of the Plan, these options may be exercised only by the Participant at such time as the options become vested and remain exercisable pursuant to this Agreement.

Subject to the provisions of Section 3, Termination of Service Provider Status below, twenty-five percent (25%) of the shares granted will vest each year, beginning one year from the grant date.

These options shall be exercised by delivery of written notice (or, if permitted by the Administrator, electronic notice) to the Company stating the number of shares with respect to which the options are being exercised, together with full payment of the purchase price therefor (including satisfaction of all Tax Obligations with respect to such exercise) and such other representations and/or agreements as may be required by the

Administrator pursuant to the provisions of the Plan. Payment must be made in cash (including a bank cashier’s check or certified check) unless the Administrator determines to accept any other form or combination of forms permitted by the Plan as the Administrator shall advise the Participant in writing. If the Administrator so determines, the payment may be made in whole or in part by delivery of shares of Common Stock previously owned and held at least six months by the Participant. Shares of Common Stock used for payment shall be valued at their fair market value on the date of exercise as determined by the Administrator.

3.
Termination of Service Provider Status.

Termination for Reason Other Than Retirement, Death, Disability or Cause.

If the Participant’s status as a Service Provider is terminated for any reason other than Retirement, death, Disability or Cause, any portion of the options granted hereunder that are not vested and exercisable (according to Section 2, Exercise of Options above) on the date of the Participant’s termination as a Service Provider shall immediately terminate and be forfeited notwithstanding the expiration of the options described above (“lapse”). Further, the vested options granted hereunder shall lapse to the extent unexercised on the earlier of the expiration of the options or as of market close on the date three (3) months following the date of such termination.

Termination for Retirement.

Vesting and Exercise Period

If the Participant’s status as a Service Provider is terminated on account of Retirement (as defined hereunder), the options granted hereunder shall (i) continue to vest in accordance with the schedule set forth in Section 2, Exercise of Options above (or earlier in the event of Death or Disability as provided below), and (ii) upon vesting (including any earlier vesting as a result of Death or Disability), continue to be exercisable until the expiration of the options.

If the Participant is an Employee (including an Employee who subsequently becomes a Consultant), “Retirement” for purposes of this Agreement shall mean (without affecting in any way the “retirement” definition for all other purposes under the Company’s Member Guidebook) termination as a Service Provider, other than for “Cause”, after achieving any of the following: (a) the Participant is at least age 55 with 10 years of service as a Service Provider, (b) the Participant is at least age 65 (with no minimum years of service requirement), or (c) the Participant first becomes an Employee when he or she is age 55 or older and the Participant thereafter achieves 2 or more years of service as a Service Provider. Notwithstanding any of the foregoing, the following shall be disregarded in determining the number of years of service completed for purposes of determining Retirement eligibility of the Participant: (A) any period of service as a Consultant prior to becoming an Employee or Director; and (B) if a Participant terminates his or her employment with the Company and all Affiliates and is subsequently reemployed by the Company or an Affiliate following a period of 12 months or longer, any period of service completed prior to such termination.

Death of Participant.

If the Participant dies, whether while a Service Provider or after a Retirement, (i) any portion of the options not yet vested and exercisable according to Section 2, Exercise of Options above, will become immediately vested and exercisable on the date of the Participant’s death, and (ii) the options shall continue to be exercisable until the expiration of the options and, for the avoidance of doubt, shall not lapse earlier on account of such death.

Disability of Participant.

If the Participant’s status as a Service Provider is terminated by reason of Disability of the Participant (as determined by the Administrator), or if the Participant’s status as a Service Provider was initially terminated due to Retirement and the Participant subsequently suffers a Disability (as determined by the Administrator), (i) any portion of the options not yet vested and exercisable according to Section 2, Exercise of Options above, will become immediately vested and exercisable on the date of the Participant’s termination by reason of Disability or on the date of the Participant’s Disability following Retirement, as the case may be, and (ii) the options granted hereunder shall continue to be exercisable until the expiration of the options and, for the avoidance of doubt, shall not lapse earlier on account of such Disability.

Disability shall be determined by the Administrator with the advice of a physician acceptable to the Administrator with respect to the permanent and total disability of the Participant.

Termination for Cause.

If the Participant’s status as a Service Provider is terminated for Cause, the options shall lapse upon the earlier of (a) the expiration of the options or (b) upon the earlier of the receipt by the Participant of notice of such termination as a Service Provider or the effective date of such termination as a Service Provider. For purposes of this Agreement, “Cause” shall mean the occurrence, prior to any termination of a Participant’s status as a Service Provider, of any one or more of the following: (i) the Participant's willful and continued failure to substantially perform the Participant's duties with the Company (other than any such failure resulting from the incapacity due to physical or mental illness), after a written demand for substantial performance is delivered to the Participant that specifically identifies the manner in which the Company (or in the case of the Company’s officers, the Administrator) believes that the Participant has not substantially performed the Participant's duties, and the Participant has failed to remedy the situation within fifteen (15) business days of such written notice from the Committee, (ii) the Participant's commission of an act materially and demonstrably detrimental to the financial condition and/or goodwill of the Company or any of its subsidiaries, which act constitutes gross negligence or willful misconduct by the Participant in the performance of the Participant's material duties to the Company or any of its subsidiaries, (iii) the Participant's commission of any material act of dishonesty or breach of trust resulting or intended to result in material personal gain or enrichment of the Participant at the expense of the Company or any of its subsidiaries; or (iv) the Participant's conviction of a felony involving moral turpitude, but specifically excluding any conviction based entirely on vicarious liability. No act or failure to act will be considered "willful" unless it is done, or omitted to be done, by the Participant in bad faith or without reasonable belief that the Participant's action or omission was in the best interests of the Company.

The executive leader of Human Resources shall have the sole and exclusive right to determine whether such Participant has been terminated for Cause for purposes of this Agreement and the Plan; provided, however, that if the Participant is an officer of the Company, the determination as to whether Cause exists shall be as provided in (A) the Amended and Restated Executive Severance and Change in Control Agreement as then in effect between the Company and such Participant, or if no such agreement is in effect, (B) the Company’s form agreement on such matter as may then be in effect.

4.
Change in Control.

Notwithstanding anything to the contrary in this Agreement, in the event of both (i) a Change in Control (which for the avoidance of doubt is defined in the Plan), and (ii) the termination of the Participant’s status as a Service

Provider with the Company (or any Parent or Subsidiary) or its successor without Cause (as defined in Section 3 above) or by the Participant for Good Reason (as defined below) within the time period beginning on the date that is three (3) months prior to the Change in Control and ending on the date that is twenty-four (24) months following a Change in Control, (A) any portion of the options not yet vested and exercisable according to Section 2, Exercise of Options, of this Agreement, will become immediately vested and exercisable on the later of (x) the date of such termination, and (y) the date of such Change in Control, and (B) the options granted hereunder shall continue to be exercisable until the expiration of the options, subject to applicable federal and state securities laws.

For purposes of this Agreement, if Participant is an Employee, “Good Reason” means without the Participant’s express written consent, the occurrence of any one or more of the following (whether on account of a single action or a series of actions): (i) the material diminution in the Participant’s authorities, duties or responsibilities as an employee of the Company, (ii) the Company's requiring the Participant to have a principal job location in excess of fifty (50) miles from the location of the Participant's principal job location at any time during the 12 month period immediately preceding the Change in Control, except for required travel on the Company's business to an extent substantially consistent with the Participant's then present business travel obligations, (iii) a reduction by the Company of the Participant's regular annual rate of pay which the Participant is receiving as base salary by more than 10%, (iv) a reduction by the Company of more than 10% in the Participant's overall compensation, including short and long term incentive compensation opportunities (including, but not limited to, equity compensation awards at target grant date fair value), employee benefits and retirement plans, policies, practices or other compensation arrangements in which the Participant participates, or (v) a material breach of this Agreement by the Company. Unless the Employee becomes Disabled, the Employee’s right to terminate employment for Good Reason shall not be affected by such person's incapacity due to physical or mental illness. A termination of employment by the Employee for one of the reasons set forth in subparagraphs (i) through (v), above, will not constitute "Good Reason" unless, within the 90 day period immediately following the occurrence of such Good Reason event, the Employee has given written notice to the Company specifying the event or events relied upon for such termination, the Company has not remedied such event or events within 30 days of the receipt of such notice, and the Employee resigns within six months following the occurrence of the Good Reason event or at such later time as the Employee and the Company mutually agree (it being understood that the parties consider any effects of Section 409A, if applicable, before reaching agreement).

5.
Assignment or Transfer. These options are not transferable except by will or by the laws of descent and distribution and shall be exercisable only by the Participant during the Participant’s lifetime, unless otherwise authorized by the Administrator as set forth in the Plan. Upon any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of these options, or any right or privilege conferred hereby, or upon any attempted sale under and execution, attachment or similar process, these options and any rights and privileges conferred hereby immediately will become null and void.

6.
Plan and Administrator. Except as otherwise specified in this Agreement, the construction of the terms of the Agreement shall be controlled by the terms of the Plan, a summary of which accompanies the Agreement, and the rights of the Participant will be subject to modification and termination in certain events as provided in the Plan. The Administrator’s interpretations of and determinations under any of the provisions of the Plan or this Agreement shall be conclusive and binding upon the Participant, and shall be given the maximum possible deference permitted by law. Except as otherwise provided in this Agreement, in the event of a conflict between one or more provisions of the Agreement and one or more provisions of the Plan, the Plan’s provisions will govern.

7.
Compliance with Securities Laws. These options may not be exercised and no shares shall be issued in respect hereof, unless in compliance with applicable federal and state tax and securities laws. If an exemption from registration is not available under applicable federal and state securities laws, the Company shall have no obligation to file a registration statement.

7.1.
Certificate Legends. The certificates for shares purchased pursuant to these options shall bear any legends deemed necessary by the Administrator including, without limitation, legends with respect to federal and state securities laws.

7.2.
Representations of the Participant. As a condition to the exercise of these options, the Company, in its discretion, may require the Participant to deliver to the Company such signed representations (if any) as the Company deems necessary or appropriate for compliance with applicable securities laws of the U.S. and any other applicable jurisdictions.

7.3.
Resale. The Participant’s ability to transfer shares purchased pursuant to these options or securities acquired in lieu thereof or in exchange therefore may be restricted under applicable federal or state securities laws. The Participant shall not resell or offer for resale such shares or securities unless they have been registered or qualified for resale under all applicable federal and state securities laws or an exemption from such registration or qualification is available in the opinion of counsel satisfactory to the Company.

8.
Notice. Every notice or other communication relating to this Agreement shall be in writing and shall be mailed or delivered to the party for whom it is intended at such address as may from time to time be designated by such party in a notice mailed or delivered to the other party as herein provided; provided, however, that unless and until some other address be so designated, all notices or communications by the Participant to the Company or the Administrator shall be mailed or delivered to the Company to the attention of its Secretary at 1081 Woodward Way, Fort Collins, Colorado 80524, and all notices or communications by the Company or the Administrator to the Participant may be given to the Participant personally or may be mailed to the Participant at the most recent address which the Participant has provided in writing to the Company.

9.
Tax Treatments. These options are non-qualified stock options and shall not be treated as incentive stock options pursuant to Section 422 of the Internal Revenue Code of 1986, as amended. The Participant acknowledges that the tax treatment of these options, shares subject to these options or any events or transactions with respect thereto may be dependent upon various factors or events which are not determined by the Plan or this Agreement. Neither the Company nor the Administrator make any representations with respect to and hereby disclaims all responsibility as to such tax treatment.

10.
Tax Withholding. The Company shall have the right to deduct or withhold, or require the Participant to remit to the Company, an amount sufficient to satisfy all Tax Obligations prior to the issuance and delivery of any shares of Common Stock acquired by the exercise of the options granted hereunder. In each case of the exercise of the options, the Company will notify the Participant of the amount of the Tax Obligations which must be satisfied upon exercise. Upon receipt of such notice, the Participant shall promptly remit to the Company the amount specified in such notice or shall otherwise satisfy the Tax Obligations as permitted by the Plan and as the Administrator advises the Participant in writing.

11.
Consent to Electronic Delivery. The Company may choose to deliver certain statutory materials relating to the Plan, in addition to this Agreement, in electronic form. By accepting this option grant you agree that the Company may deliver these documents in an electronic format. If at any time you would prefer to receive paper copies of these documents, as you are entitled to, the Company would be pleased to provide copies free of charge. Please contact the Company’s Stock Plan Administrator to request paper copies of these documents.

By accepting this Agreement, you agree to all of the terms and conditions described above and in the Woodward, Inc. 2017 Omnibus Incentive Plan.